EXHIBIT 99.1

                      NASD AND NYSE GROUP ANNOUNCE PLAN TO
                   CONSOLIDATE REGULATION OF SECURITIES FIRMS

          Single Organization Will Eliminate Overlapping Regulation and
                            Reduce Costs to Industry

   NASD Chairman and CEO Mary L. Schapiro to be CEO of Combined Organization;
    NYSE Regulation CEO Richard G. Ketchum to Serve as Chairman of the Board

WASHINGTON, D.C. and NEW YORK, NY, Nov. 28, 2006 - NASD and NYSE Group, Inc. (NYSE: NYX) today announced the signing of a letter of intent to consolidate their member regulation operations into a new self-regulatory organization (SRO) that will be the private sector regulator for all securities brokers and dealers doing business with the public in the United States. By streamlining broker-dealer regulation, the plan is aimed at increasing the efficiency and consistency of securities industry oversight. It also is expected to reduce regulatory costs to the industry by millions per year once the operations are fully integrated.

The new SRO, which will be named at a later date and is expected to begin operations in second quarter 2007, will consist of the current 2,400-person NASD organization and approximately 470 of NYSE Regulation's member regulation, arbitration, and related enforcement team. The new SRO will operate from Washington , DC ; New York , NY ; and 18 District and Dispute Resolution office locations around the country.

NYSE Regulation's CEO Richard G. Ketchum will serve as the non-executive Chairman of the organization's Board of Governors during a three-year transition period and remain CEO of NYSE Regulation, Inc. NYSE Regulation will continue to oversee market surveillance and listed company compliance at the New York Stock Exchange and NYSE Arca.

NASD Chairman and CEO Mary L. Schapiro will serve as CEO of the combined organization, which will be responsible for regulatory oversight of securities firms, arbitration, and for, among other things, the professional training, testing and licensing of registered representatives, and of industry utilities like NASD's Alternative Display Facility, OTC Bulletin Board, and Trade Reporting Facility.

In announcing the regulatory consolidation, Christopher Cox, Chairman of the Securities and Exchange Commission said, "This is a significant step forward for America's investors and for our nation's capital markets. Protecting investors from fraud in today's complex, integrated markets requires that regulators look across markets to prevent wrongdoers from exploiting the seams in regulatory jurisdiction. Eliminating overlapping regulation, establishing a uniform set of rules placing oversight responsibility in a single organization will therefore enhance investor protection while increasing competitiveness in our markets."

Currently, NASD regulates more than 5,100 securities firms throughout the United States. Of this total, almost 200 firms, including most of the industry's largest, are also members of NYSE and regulated by both organizations. With this consolidation, those dually regulated firms and their registered representatives will ultimately be subject to one set of rules created and enforced by a single SRO.


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The non-binding letter of intent has been unanimously approved by the NASD Board of Governors and approved by the Boards of Directors of NYSE Regulation and NYSE Group. The transaction is subject to completion of definitive documentation and customary closing conditions. The transaction will require certain amendments to the NASD by-laws, which are subject to an NASD member vote, and is subject to the execution of a definitive agreement. The plan also is subject to review and approval by the SEC.

Highlights of today's announcement include:
The new SRO will be responsible for all member examination, enforcement, arbitration and mediation functions, as well as all other current NASD responsibilities, including market regulation by contract for NASDAQ, the American Stock Exchange, the International Securities Exchange and the Chicago Climate Exchange. NYSE Regulation will continue to oversee the NYSE market, through its market surveillance division, related enforcement functions, and listed company compliance.

A 23-person Board of Governors will oversee the new SRO's activities with 11 seats held by Public Governors. Large firms, consisting of 500 or more registered persons, and small firms, consisting of 150 registered persons or fewer, will each be guaranteed three seats on the new SRO Board. Medium sized firms with 151-499 registered persons, NYSE floor members, independent dealer/insurance affiliated firms, and investment companies will each be guaranteed one seat on the new organization's Board. The Chairman and the CEO will also serve on the interim Board.

Upon closing of the transaction, each NASD member firm will receive a one-time payment of $35,000 in recognition of anticipated cost savings that will result from the implementation of the plan. Certain member fees also will be reduced for a period of five years. This transaction is structured to be financially neutral to NYSE Group shareholders. "The governance structure strikes the right balance between public and industry representation on the Board, and reflects the industry's diversity. Its structure ensures that the Board's deliberations will be informed by many views, and that investors' interests are well represented," said Cox.

"NASD and NYSE Regulation recognize that world markets and regulation are changing," said Schapiro. "Rather than stand by and let events overtake us, we have chosen to lead and help shape a better system of regulation that is good for investors and securities firms of all sizes. This plan establishes a more sensible and less complex regulatory regime that makes private sector regulation more efficient and effective. We will reduce the regulatory costs for all our member firms, while providing protection for the tens of millions of people who invest for their future in the U.S. capital markets."

Ketchum stated: "Today, more than 70 years after the creation of the self-regulatory system for financial markets in the 1930s, we have come together to announce its first major reform. New York Stock Exchange Regulation and NASD have worked extremely hard to coordinate and harmonize our regulatory oversight of some 180 of our nation's largest securities firms. Upon completion of this agreement, we will take the further step of eliminating overlapping regulation of those firms by creating a new, single self-regulatory organization. This streamlined approach will benefit the public, the firms, and U.S. capital markets. It is an idea whose time has come."


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Schapiro stated, "I'm looking forward to working with a talented group of professionals from NASD and NYSE Regulation to fulfill our mission, and teaming with Rick Ketchum to bring this plan to fruition."

"I am proud of what a revitalized NYSE Regulation has accomplished and look forward to continuing to lead that organization while also being honored to serve as chair of the new organization. I look forward to working with Mary Schapiro to integrate our two enormously talented staffs," Ketchum said.


ABOUT NASD
NASD is the largest private sector provider of financial regulatory services, dedicated to investor protection and market integrity through effective and efficient regulation and complementary compliance and technology-based services. More than 5,100 brokerage firms, roughly 116,000 branch offices and more than 650,000 registered securities representatives come under NASD's jurisdiction. NASD touches virtually every aspect of the securities business-from registering and educating all industry participants, to examining securities firms, enforcing both NASD rules and the federal securities laws and administering the largest dispute resolution forum for investors and securities firms. More information about NASD is available at: www.nasd.com.

ABOUT NYSE REGULATION, INC.
NYSE Regulation, Inc., is a not-for-profit corporation dedicated to strengthening market integrity and investor protection. NYSE Regulation protects investors by regulating the activities of member organizations through the enforcement of marketplace rules and federal securities laws. NYSE member organizations hold 98 million customer accounts or 84 percent of the total public customer accounts handled by broker-dealers. Total assets of NYSE member organizations are over $4 trillion. They operate from 20,000 branch offices around the world and employ 195,000 registered personnel. NYSE Regulation also ensures that companies listed on the NYSE and on NYSE Arca meet their financial and corporate governance listing standards. NYSE Regulation consists of four divisions: Market Surveillance, Member Firm Regulation, Enforcement and Listed Company Compliance, as well as a Risk Assessment unit and Dispute Resolution/Arbitration. For more information, visit our Web site at www.nyseregulation.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this article may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to: NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group's Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition,


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these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. We undertake no obligation to release any revisions to any forward-looking statements.